SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1700 Jay Ell Drive Suite 200
Richardson, TX 75081
(Address of principle executive offices)

(972) 471-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.

Oblio Telecom, Inc. (“Oblio”), a wholly owned subsidiary of Titan Global Holdings, Inc (the “Company”), was party to a Wholesale Prepaid PINs Agreement with Sprint Communications Company, LP (“Sprint”), dated February, 2007 (the “Wholesale Agreement”). Oblio received notice from Sprint that it was terminating the Wholesale Agreement with Oblio effective May 29, 2007. The termination resulted from a dispute between Sprint and Oblio regarding prepaid PIN pricing and card delivery features.

On May 31, 2007, Oblio settled its dispute with Sprint pursuant to a Settlement Agreement (the “Settlement Agreement”) Under terms of the Settlement Agreement, Oblio agreed to facilitate the return of approximately $4.5 Million of previously purchased Sprint Prepaid PINs and to remit $4.5 million in cash or other agreed upon offsets by September 30, 2007. The remainder of the $15.2 million accounts payable in dispute will be discharged by Sprint. Additionally, pursuant to the Settlement Agreement, Oblio and Starttalk, Inc., a subsidiary of the Company, entered into a wholesale master services agreement to purchase $50 million of international traffic on Sprint’s wireline network (the “Starttalk Wholesale Agreement”). The term of the Starttalk Wholesale Agreement commences on June 1, 2007 and will continue through the date when Sprint no longer services Oblio and Startalk as provided in the Starttalk Wholesale Agreement.

Pursuant to the terms of the the Starttalk Wholesale Agreement, Sprint may suspend the performance if Oblio and Starttalk fail to make payments when due, (ii) the the Starttalk Wholesale Agreement is terminated as per its terms, (iii) Sprint is required to suspend performance to comply with any applicable law, and (iii) Oblio and Starttalk perform actions which jeopardize Sprint’s network. Sprint may terminate the Starttalk Wholesale Agreement in the event of non-payment under the terms of the Starttalk Wholesale Agreement or in the event of a breach by Oblio and Starttlak of their obligations under the Starttalk Wholesale Agreement. Oblio and Starttalk may terminate the Starttalk Wholesale Agreement or the services thereunder without cause by providing 90 days prior written notice, in which event it may be required to pay early termination charges of 5% of the minimum service commitment. Oblio and Starttalk may also be required to pay an early termination fee in the event that that there is a breach of their obligations under the Starttalk Wholesale Agreement and Sprint terminates the Starttalk Wholesale Agreement. The Starttalk Wholesale Agreement further provides that if Sprint materially breaches the agreement and such breach is not cured within 30 days of receipt of notice, Oblio and Starttalk may terminate the affected service without the imposition of the early termination charge.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Settlement Agreement and Release of Claims by and between Oblio Telecom, Inc. and Sprint Communications Company, L.P., dated May 31, 2007
10.2	Wholesale Master Services Agreement by and between Starttalk, Inc. and Sprint Communications Company, L.P., dated as of May 31, 2007 (to be filed by amendment)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance
President & Chief Executive Officer

Date: June 1, 2007